UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 13, 2005 (December 12, 2005)

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mercer Road, Natick, Massachusetts	01760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 651-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 12, 2005, Paul H. McDonough resigned as Executive Vice President, Chief Financial Officer of BJ’s Wholesale Club, Inc. (the “Company”). Effective December 12, 2005, the Company’s Board of Directors has appointed Frank D. Forward to serve as interim Chief Financial Officer while the Company conducts a search for a new CFO. Mr. Forward, age 51, has served as Executive Vice President, Chief Administrative Officer of the Company since May 2005, and served as Chief Financial Officer of the Company from July 1997 until May 2005.

Following is the additional information required by Item 5.02(c) of Form 8-K with respect to the appointment of Mr. Forward on an interim basis as the Company’s principal financial and accounting officer:

Employment Arrangements

The Company has an employment agreement with Mr. Forward, which was initially entered into in July 1997, under which he currently receives an annual base salary of $395,000, which is subject to periodic adjustment at the discretion of the Board of Directors, and participates in specified incentive and other benefit plans. If Mr. Forward’s employment is terminated by the Company other than for cause, Mr. Forward is entitled to payment of certain cash compensation amounts and to certain benefits and continuation of base salary for 12 months after termination at the rate in effect upon termination. The continuing base salary payments to Mr. Forward are subject to reduction after three months for compensation earned by Mr. Forward from other employment. The continuing benefits to Mr. Forward are subject to reduction at any time for comparable benefits received by Mr. Forward from other employment.

The Company has a change of control agreement with Mr. Forward which provides certain change of control severance benefits as described in more detail in the Company’s Amended and Restated Form of Change of Control Severance Agreement, filed as Exhibit 10.19 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 30, 1999, as amended by the Amendment dated as of February 4, 2004 to February 4, 1999 Change of Control Agreement between the Company and Frank D. Forward, filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’s WHOLESALE CLUB, INC.

Date: December 13, 2005

By:   /s/     Frank D. Forward

        Frank D. Forward

        Executive Vice President,

        Chief Administrative Officer and

        Interim Chief Financial Officer